Seer Board of Directors Unanimously Rejects Further Revised Unsolicited Proposal

from Radoff-JEC Group

REDWOOD CITY, Calif., May 21, 2026 – Seer, Inc. (Nasdaq: SEER), the pioneer and trusted partner for deep, unbiased proteomic insights, today announced that its Board of Directors (the “Board”) has thoroughly reviewed and unanimously rejected the further revised unsolicited non-binding proposal received on May 14, 2026, from Bradley L. Radoff and Michael Torok (together with certain of their affiliates, the “Radoff-JEC Group”), to acquire all of the outstanding shares of Seer’s Class A common stock for $2.40 per share in cash plus a contingent value right (the “May 14 Revised Proposal”).

Consistent with its fiduciary duties, the Board carefully reviewed the May 14 Revised Proposal in consultation with its independent financial and legal advisors and unanimously determined it is not in the best interests of Seer stockholders because it significantly undervalues Seer and fails to reflect the value of Seer’s long-term growth prospects. The May 14 Revised Proposal is materially the same as the proposal that the Board thoroughly reviewed and rejected on April 27, 2026. As with the prior proposals submitted by the Radoff-JEC Group, the May 14 Revised Proposal continues to imply an equity value for Seer that is meaningfully below the sum of Seer’s current cash, cash equivalents and investments.

Perella Weinberg Partners LP is serving as financial advisor to Seer, and Wilson Sonsini Goodrich & Rosati, Professional Corporation is serving as legal counsel.

About Seer, Inc.

Seer, Inc. (Nasdaq: SEER) sets the standard in deep, unbiased proteomics, delivering insights with a scale, speed, precision and reproducibility previously unattainable. Seer’s Proteograph® Product Suite integrates proprietary engineered nanoparticles, streamlined automation instrumentation, optimized consumables and advanced analytical software to overcome the limitations of traditional proteomic methods. Seer’s products are for research use only and are not intended for diagnostic procedures. For more information, visit www.seer.bio.

For more information, please email us at pr@seer.bio.

Additional Information and Where to Find It

On May 18, 2026, Seer filed a preliminary proxy statement in connection with its 2026 Annual Meeting of Stockholders (the “Annual Meeting”), which is available here. Detailed information regarding the names, affiliations and interests of individuals who are participants in Seer’s solicitation of proxies from its stockholders is available in Seer’s preliminary proxy statement. Prior to the Annual Meeting, Seer will furnish a definitive proxy statement to its stockholders, together with a BLUE proxy card. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders may obtain, free of charge, Seer’s proxy statement (in both preliminary and definitive form), any amendments or supplements thereto, and any other relevant documents filed by Seer with the Securities and Exchange Commission (the “SEC”) in connection with the Annual Meeting at the SEC’s website, which is located at https://www.sec.gov. Copies of Seer’s definitive 2026 proxy statement, any amendments or supplements thereto and any other relevant documents filed by Seer with the SEC in connection with the Annual Meeting will also be available, free of charge, at Seer’s website, which is located at https://investor.seer.bio/, or by writing to Investor Relations, Seer, Inc., 3800 Bridge Parkway, Suite 102, Redwood City, CA 94065. In addition, copies of these materials may be requested, free of charge, from Seer’s proxy solicitor by calling Innisfree M&A Incorporated at (877) 456-3524.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on Seer’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause Seer’s actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include but are not limited to statements regarding Seer’s prospects. These and other risks are described more fully in Seer’s filings with the SEC and other documents that Seer subsequently files with the SEC from time to time. Except to the extent required by law, Seer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Media Contact:
Patrick Schmidt
pr@seer.bio

Joele Frank, Wilkinson Brimmer Katcher
Eric Brielmann / Joseph Sala
(212) 355-4449

Investor Contact:
Marissa Bych
investor@seer.bio